GENERAL DISTRIBUTION AGREEMENT


     Agreement made this ____ day of ___________, 1998, between CAPSTONE INVESTMENT SERIES TRUST ("Trust"), a Massachusetts business trust having its principal place of business in Houston, Texas, and CAPSTONE ASSET PLANNING COMPANY ("Distributor"), a Delaware corporation having its principal place of business in Houston, Texas.

      In consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

     1. Sale of Shares - The Trust grants to the Distributor the right to sell shares on behalf of the Money Market Fund, the Short-Term Bond Fund, the Intermediate-Term Bond Fund, the Large Cap Equity Fund, the Small Cap Equity Fund and the International Equity Fund ("Funds"), each a series of the Trust, during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended ("1933 Act"), and applicable laws governing the sale of securities in the various states ("Blue Sky Laws") under the following terms and conditions: the Distributor shall have the right to sell, as agent on behalf of the Trust, shares authorized for issue and registered under the 1933 Act.

     2. Sale of Shares by the Trust - The rights granted to the Distributor shall be nonexclusive in that the Trust reserves the right to sell its shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue shares in connection with the merger or consolidation, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust, or personal holding company.

     3. Shares Covered by this Agreement - This agreement shall apply to unissued shares of the Trust, shares of the Trust held in its treasury in the event that in the discretion of the Trust treasury shares shall be sold, and shares of the Trust repurchased for resale. It shall apply to each series of shares that may be offered by the Trust.

     4. Public Offering Price - Except as otherwise noted in the Trust's current Prospectus, all shares sold to investors by the Distributor or the Trust will be sold at the public offering price of each series. The public offering price for each series, for all accepted subscriptions, will be the net asset value per share of the particular series, as determined in the manner described in the Trust's current Prospectus, plus a sales charge (if any) described in the Trust's current Prospectus for that series. The Trust, on behalf of the respective series, shall in all cases receive the net asset value per share on all sales of each series. If a sales charge is in effect, the Distributor shall have the right, subject to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940, to retain the sales charges or to reallow all or a portion of the sales charge to dealers or to reallow all or a portion of the sales charge to dealers who have sold shares of the Trust. The Distributor may also receive payments from the Trust for distribution-related services pursuant to any plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act") that may be adopted by the Trust's Board of Directors.

     5. Suspension of Sales - If and whenever the determination of net asset value for any series is suspended and until such suspension is terminated, no further orders for sales for that series shall be processed by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales of any series and the Distributor's authority to process orders for shares of any series on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust.

     6. Solicitation of Sales - In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for shares of the Trust. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other entities, including other investment companies. This does not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction in which it is not now registered or to maintain its registration in any jurisdiction in which it is now registered.

     7. Authorized Representations - The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the appropriate registration statements or Prospectuses filed with the Securities and Exchange Commission under the 1933 Act (as these registration statements and Prospectuses may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing sales literature or other material as it may be deem appropriate.

     8. Portfolio Securities - Portfolio securities of the Trust may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of the Trust.

     9. Registration of Shares - The Trust agrees that it will take all action necessary to register shares of each of its series under the 1933 Act (subject to the necessary approval of its shareholders) so that there will be available for sale the number of shares of each series the Distributor may reasonably be expected to sell. The Trust shall make available to the Distributor such number of copies of its currently effective Prospectus as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of the Trust.

     10. Expenses - The Trust shall pay all fees and expenses (a) in connection with the preparation, setting in type and filing of any registration statement and Prospectus under the 1933 Act and amendments for the issue of its shares,
(b) in connection with making notice filings and satisfying other requirements related to the offering and sale of shares of each series in the various states in which the Board of the Trust shall determine it is advisable to offer and sell such shares, (c) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Trust in their capacity as such, and (d) of preparing, setting in type, printing and mailing Prospectuses sent annually to existing shareholders. Except as may be otherwise provided by any plan pursuant to Rule 12b-1 under the 1940 Act that may be adopted by the Trust's Board of Directors, the Distributor shall pay expenses of (a) printing and distributing any Prospectuses or reports prepared for its use in connection with the offering of the shares for sale to the public, (b) other literature used by the Distributor in connection with such offering, and (c) advertising in connection with such offering. It is recognized by the Trust that Capstone Asset Management Company may reimburse the Distributor for its direct and indirect expenses incurred in the distribution of the Trust's shares.

     11. Indemnification - The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any shares, based upon the grounds that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or any person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance of sale of any of the shares.

          The Distributor also covenants and agrees that it will indemnify and hold harmless the Trust and each of its Board members and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging that the registration statement, any Prospectus, shareholder reports or other information filed or made public by the Trust (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason f willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason or its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense or any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, to its officers and Board and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, officers and Board or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

     12. Acceptance or Rejection of Orders - The Distributor shall have the right to accept or reject orders for the purchase of shares of the Trust. Any consideration received in connection with a rejected purchase order will be returned promptly. The Distributor agrees to promptly issue confirmations of all accepted purchase orders and to transmit a copy of such confirmations to the Trust, or, if so directed, to any duly appointed transfer or shareholder servicing agent of the Trust. The net asset value of all shares which are the subject of such confirmations, computed in accordance with the applicable rules under the Investment Company Act of 1940, shall be a liability of the Distributor to the Trust to be paid promptly after receipt of payment from the originating dealer and not later than eleven business days after such confirmation even if the Distributor has not actually received payment from the originating dealer. If the originating dealer should fail to make timely settlement of its purchase order in accordance with the rules of the National Association of Securities Dealers, Inc., the Distributor shall have the right to cancel such purchase order and, at the Distributor's account and risk, to hold responsible the originating dealer. The Distributor agrees to promptly reimburse the Trust for any amount by which the Trust's losses attributable to any such cancellation, or to errors on the part of the Distributor in relation to the effective date of accepted purchase orders, exceed contemporaneous gains realized by the Trust for either of such reasons in respect to other purchase orders. The Trust shall register or cause to be registered all shares sold by the Distributor pursuant to the provisions hereof in such name or names and amounts as the Distributor may request from time to time. All shares of the Trust, when so issued and paid for, shall be fully paid and non-assessable.

     13. Effective Date - This agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for two (2) years from the effective date and thereafter from year to year, provided continuance as to each particular Fund after the two (2) year period is approved annually by either (i) the vote of a majority of the Board members of the Trust, or by the vote of a majority of the outstanding voting securities of that Fund, and (ii) the vote of a majority of those Board members of the Trust who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. As used in this paragraph the terms "vote of a majority of the outstanding voting securities" and "interested person," shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

     14. Termination - This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the term "assignment" shall have the respective meaning specified in the Investment Company Act of 1940 as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated by either party upon not less than sixty days' prior written notice to the other party.

     15. Notice - Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 5847 San Felipe, Suite 4100, Houston, Texas, and if to the Distributor, at 5847 San Felipe, Suite 4100, Houston, Texas.

     16. Limitation of Liability for Claim. The Declaration of Trust of the Trust, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Capstone Indexed Series Trust" refers to the Trustees under the Declaration of Trust collectively as trustees and not as individuals or personally, and that no shareholder of the Funds, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Funds to any extent whatsoever, but that the Trust estate only shall be liable.

          The Distributor is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and hereby agrees that the obligations assumed by the Trust on behalf of the Funds pursuant to this Agreement shall be limited in all cases to the Funds and their assets, and the Distributor shall not seek satisfaction of any such obligation from shareholders or any shareholder of the Funds or any other series of the Trust or their shareholders, or from any Trustee, officer, employee or agent of the Trust. The Distributor understands that the rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

      IN WITNESS, the Trust has executed this instrument in its name and behalf, and its seal affixed, by one of its officers duly authorized, and the Distributor has executed this instrument in its name and behalf, and its corporate seal affixed, by one of its officers duly authorized, as of the day and year above written.

                                 CAPSTONE INVESTMENT SERIES TRUST



                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:



                                 CAPSTONE ASSET PLANNING COMPANY



                                       By:
                                          ----------------------------------
                                          President